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                                 CONTRACT OF SALE

     THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between Angeles Opportunity Properties Ltd., dba Oquendo Warehouses, a California limited partnership ("Seller"), and Roberts Ranch Venture L.P., a California limited partnership ("Purchaser").





                               ARTICLE I.

                          SALE OF THE PROPERTY


1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller s respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):


   (a) All of Seller's rights, titles and interests in and to that certain tract or parcel of land (the "Land") and buildings located at 3655 W. Quail and 3600 W. Oquendo, Las Vegas, Nevada, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together will all improvements, structures and fixtures, if any, located on the Land (the "Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

   (b) All tangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on the Land or Improvements;

   (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land (the "Tenant Leases"), and, to the extent actually received and held by Seller, all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants "Tenants") holding under the Tenant Leases;

   (d) All of Seller's rights, titles and interests in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable (the "Contracts"); and

   (e) All other rights, privileges and appurtenances owned by Seller and in any way relating to the above-described properties.

                              ARTICLE II.

                             PURCHASE PRICE


2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property is Two Million Two Hundred Fifty Thousand Dollars ($2,250,000)payable in cash or Current Funds (hereinafter defined) at the Closing (hereinafter defined).

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                              ARTICLE III.

                         EARNEST MONEY DEPOSIT


3.1 Amount and Timing. Within one (1) business day after the Effective Date (hereinafter defined), Purchaser shall deliver to First American Title Insurance Company, located at 3760 Pecos Mcleod, Suite 7, Las Vegas, NV 89121 , Attention: Lynn Donner (the "Title Company"), Ten Thousand and NO/100 Dollars ($10,000) (the "Earnest Money Deposit") in cash or Current Funds (hereinafter defined), to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, this Agreement shall automatically terminate, and neither Seller nor Purchaser shall have any further obligations hereunder except that the provisions of Sections
      4.2, 5.1 and 11.1 and Article VI of this Contract shall survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.



3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract.
   The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Seller and Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.


                              ARTICLE IV.


                            TITLE AND SURVEY


4.1 Title Commitment. Within fifteen (15) days after the Effective Date, Seller shall cause to be furnished to Purchaser, (with the cost and expense to be paid equally by Seller and Purchaser), a current ALTA Commitment for Title Insurance (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to

   Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company shall also furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.



4.2 Survey. Seller is not in possession of a survey. If Purchaser requires a survey, Purchaser shall pay for the cost of the survey.



4.3   Review of Title and Survey.  Purchaser shall have until the end of the

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   Inspection Period (hereinafter defined) in which to notify Seller in writing of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Survey. Any title encumbrances, exceptions or other matters which are set forth in he Title Commitment, the Exception Documents or on the Survey, and to which Purchaser does not object within the Inspection Period, shall be deemed to be permitted exceptions to the status of Seller's title (the "Permitted Exceptions"). Notwithstanding the foregoing, all mortgages, deeds of trust and other monetary liens along with delinquent and past due taxes and assessments shall be paid by Seller prior to or at the close of escrow.


4.4 Objections to Status of Title and Survey. If Purchaser objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the Inspection Period, Seller shall be given a fifteen (15) day period (the "Cure Period") to cure, at Seller's option and sole discretion, but without any obligation to do so, any objection to the condition of title raised by Purchaser, provided, that if the Closing Date is scheduled to occur prior to the end of such Cure Period, then the Closing Date may be extended, at Seller's option, to the end of the Cure Period. If Seller is either unable to cure such objections within the Cure Period, or chooses not to do so, Purchaser may, at its option exercisable within five (5) days following the earlier of (I) the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling or cure such objections, or (ii) the expiration of the Cure Period, either (x) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Sections 4.2, 5.1 and 11.1 hereof, provided, that if the Closing is scheduled to occur prior to the end of such 5 day period, then the Closing Date may be extended, at Purchaser's option, to the end of such 5 day period. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (x) or (y) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (y), and this Contract shall terminate.


4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Commitment and Survey which become Permitted Exceptions pursuant to sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and
   (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be paid at or prior to the close of escrow such that same do not appear as an exception in the owner policy of title insurance issued to Purchaser pursuant to the Commitment.


                               ARTICLE V.

                        INSPECTION BY PURCHASER



5.1 Inspection Period. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m. Las Vegas, Nevada time, on April 13, 1995 (the "Inspection Period" ) within to examine the Property and to conduct its feasibility study thereof. The Inspection Period shall be inclusive of the Effective Date. Seller agrees to allow Purchaser and

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   Purchaser's agents access to the Property during normal business hours upon
   24 hours prior written notice to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser s intended use. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof, Purchaser shall not interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller copies of all tests, reports and inspections conducted by Purchaser with respect to the Property, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (f) Purchaser shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and
   (g) Purchaser shall take all actions and implement all protections necessary to ensure that all actions taken in connections with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller or Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold harmless Seller from and against any claims, liabilities, causes of action, damages, liens, losses and expenses (including, without limitation, attorneys fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.



5.2 Approval of Inspections. If Purchaser determines at any time prior to the expiration of the Inspection Period, that the Property is not satisfactory to Purchaser, then Purchaser may terminate this Contract by delivery of written notice to Seller within such Inspection Period given in accordance with the provisions of Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights or liabilities hereunder, except as provided in Sections 4.2, 5.1 and 11.1 thereof. If Purchaser does not timely deliver to Seller written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this Section 5.2



5.3 Matters to be Delivered by Seller. No later than ten (10) days from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the "Submission Matters"):

   (a)      A current rent roll and delinquency report for the Property;

   (b)      A copy of the Leases with respect to the Property, including any

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      and all modifications, amendments or supplements thereto;

   (c) A current certified inventory of all Personalty owned by Seller and located on, related to, or used in connection with the Property;

   (d) Copies of any and all service, maintenance, management or other contracts in Seller's possession relating to the ownership and operation of the Property;
    (e) Complete copies of any and all warranties and guaranties in Seller s possession relating to the Property, or any part thereof, or to the Personalty owned by Seller and located on, attached to, or used in connection with the Property;
    (f) An income and expense statement with respect to the Property, accurately reflecting the operating history of the Property after January 1, 1993;
    (g) Copies of all plans and specifications in Seller's possession with respect to the Property and copies of all licenses and permits in Seller's possession with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;
    (h) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property;
    (i) Copies of the most recent real estate and personal property tax statements received by Seller with respect to the Property: and
    (j) Common Area Maintenance (CAM) statement and back-up calculations and work papers for 1994.


5.4   Estoppel Certificates.  Seller shall deliver to Purchaser within thirty
   (30) days after the Effective Date estoppel certificates addressed to Purchaser in substantially the form of Exhibit F attached hereto and made a part hereof for all purposes (the "Estoppel Certificates") from each Tenant under a Tenant Lease covering more than 5,000 square feet of rentable space in the Improvements (the "Major Tenants"), and Seller shall use reasonable efforts to obtain additional Estoppel Certificates from each Tenant which is not a Major Tenant. In the event Seller is unable to obtain Estoppel Certificates from the Major Tenants, Seller, at Seller's option, may, in lieu thereof, furnish Purchaser with an Estoppel Certificate executed by Seller with respect to each Major Tenant from which an Estoppel Certificate has not been obtained certifying, to Seller's current actual knowledge, the matters set forth in the form of Estoppel Certificate set forth on Exhibit
   F. The representations contained in any such Estoppel Certificate supplied by Seller shall survive the Closing for a period of six (6) months or until the termination or expiration of the applicable Tenant Lease, whichever occurs first. In the event Seller both (I) is unable to obtain Estoppel Certificates from the Major Tenants and (ii) fails to furnish an Estoppel Certificate executed by Seller in lieu of the Estoppel Certificates from the Major Tenants which have not delivered Estoppel Certificates, then Purchaser may terminate this Contract and the Earnest Money Deposit shall thereupon be returned to Purchaser as its sole remedy; provided, however, that neither the failure to obtain such Estoppel Certificates from any Tenants other than the Major Tenants nor any non-material exceptions, qualifications or modifications of any Estoppel Certificate delivered by any of the Tenants or by Seller, as herein permitted, shall permit Purchaser to terminate this Contract. In the event that Purchaser so terminates this Contract, the provisions of Sections 4.2, 5.1 and 11.1 and
   Article VI hereof shall survive the termination of the Contract. All references in this Contract or in any Estoppel Certificate delivered by Seller to the "current actual knowledge" of Seller shall refer only to the then current actual knowledge of the Designated Representative (as hereinafter defined) of Seller and shall not be construed to refer to the knowledge of any other representative, partner, officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the terms "Designated Employee" shall refer to Teresa Romero.

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                              ARTICLE VI.

        REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS


6.1 Representations and Warranties of Purchaser. Purchaser and each of the persons executing this Contract on its behalf represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing):

      (I) Purchaser is duly organized and existing as a limited partnership formed under the laws of California; (ii) Purchaser is qualified and authorized to do business in the State of Nevada, (iii) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (iv) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (v) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.



6.2 NO REPRESENTATIONS OR WARRANTIES OF SELLER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATIONS, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN AND EXCEPT FOR ANY WARRANTY OF TITLE CONTAINED IN THE GRANT, BARGAIN AND SALE DEED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER S WARRANTY OF TITLE TO BE SET FORTH IN THE GRANT, BARGAIN AND SALE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY.


   FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS CONTRACT, SELLER HAS MADE AND MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING,

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   WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER
   THEREFOR, BY ACCEPTANCE OF THIS CONTRACT AND THE GRANT BARGAIN AND SALE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCE OR MATERIALS. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, PURCHASER SHALL NOT HAVE ANY CLAIM (AND PURCHASER HEREBY WAIVES ANY CLAIM WHICH MAY EXIST) AGAINST SELLER WITH RESPECT TO THE COST OF SUCH CLEAN UP, REMOVAL OR REMEDIATION.

   PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES, AND DISCHARGES SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS. THIS WAIVER AND RELEASE OF CLAIMS SHALL SURVIVE THE CLOSING.



6.3      Representations and Warranties of Seller:

      Notwithstanding Section 6.2 above, Seller does represent and warrant to Purchaser as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of one
(1) year):

      (i) Seller is a duly organized and existing limited partnership formed under the laws of California;

      (ii) Seller is qualified and authorized to do business in the State of Nevada;

      (iii) Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;

      (iv) Each of the persons executing this Contract on behalf of the Seller is authorized to do so; and

      (v) This Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

      In addition, Seller represents and warrants to Purchaser as to the "current actual knowledge" of Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of one (1) year):

      (vi) The Submission Matters delivered to Purchaser are true and correct copies of the originals, or copies, in Seller's possession;

      (vii) Seller has not received nor is aware of any notification from the Department of Building and Safety, Health Department or other City, County or State authority having jurisdiction requiring any work to be done on or affecting the Property;

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      (viii)  Seller has received no notice of any lawsuit or governmental proceedings in eminent domain or otherwise which would affect the Property.

      (ix) Seller has delivered to Purchaser copies of all environmental studies and reports with respect to the Property and the adjacent property (commonly known as the LaSalle Warehouse and located at 3555 West Quail Avenue) which Seller has in its possession including the Phase I Environmental Site Assessment for those certain Three Warehouses located at 3555 and 3655 West Quail Avenue and 3600 West Oquendo Road in Las Vegas, Nevada, dated October 5, 1994, IVI Project No. E409091, the Leach Field Assessment Report for the properties located at 3655 West Quail Road and 3600 West Oquendo Road in Las Vegas, Nevada, prepared by Terracon Consultants Western, Inc., dated February 24, 1995, Project No. 64957017, and the Phase II Subsurface Environmental Assessment Report for the property located at 3555 West Quail Road, Las Vegas, Nevada, prepared by Terracon Consultants Western Inc., dated March 3, 1995, Project. No. 64957018. To Seller's current actual knowledge, except as set forth in such environmental reports and studies, there are no material environmental problems with respect to the Property; provided, however, that Purchaser acknowledges that Seller has no expertise with respect to environmental matters and that Seller makes no representations or warranties with respect to any related problems which may have arisen or may arise as a result of the matters set forth in such environmental reports and studies. Purchaser acknowledges that Seller has not delivered, and has no obligation to deliver, to Purchaser copies of environmental reports with respect to any other properties owned or formerly owned by Seller or its affiliates (including, without limitation, the property located at 3550 West Quail Avenue, Las Vegas, Nevada). As a condition precedent to delivery of the reports described in this Section 6.3(ix) Purchaser must execute and deliver to Seller a Confidentiality Agreement satisfactory to Seller.


6.4 Effect and Survival of Disclaimers. Seller has informed and hereby does inform Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Premises is being sold subject to the provisions of this Article VI. Seller and Purchaser agree that the provisions of this Article VI shall survive Closing; provided, that the representations and warranties of Seller contained in
   Section 6.3 above shall only survive the Closing for a period of one (1) year, and any cause of action against Seller as a result of a breach of such representations and warranties must be brought and filed, if at all, within one (1) year after Closing.

                              ARTICLE VII.

      CONDITIONS PRECEDENT TO PURCHASER S AND SELLER S PERFORMANCE



7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):


   (a) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract; and

   (b) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing.

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7.2   Conditions to Seller's Obligations.  Seller's obligations under this
   Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):


   (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

   (b) Purchaser shall have delivered the Purchase Price and all other funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.


                             ARTICLE VIII.


                                CLOSING


8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company on or before April 17, 1995, or at such earlier date and time as Purchaser and Seller may mutually agree or as may be extended pursuant to
   Section 4.4 hereof (the "Closing Date").


8.2   Items to be Delivered at the Closing.


   (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following items:



         (i) A standard form ALTA Owner's Policy of Title Insurance dated no earlier than the date of the filing of the deed described in
            Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions and conforming to the requirements of Article IV hereof (the "Title Policy").


         (ii) A Grant Bargain and Sale Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes sufficient to convey to Purchaser good and indefeasible title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.



         (iii) An Assignment and Assumption of Leases (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

         (iv) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form, attached hereto as Exhibit D and made a part hereof for all purposes.



         (v) All keys and master keys to all locks located on the Property that are in Seller's possession.

         (vi)   All original Tenant Leases that are in Seller's possession.



         (vii)  All original contracts that are in Seller's possession.

         (viii) A Non-Foreign Affidavit in the form attached hereto as Exhibit E and made a part hereof for all purposes.



         (ix) All amounts owing to Purchaser by Seller under Article IX hereof.


         (x) Evidence satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.



         (xi) Estoppel Certificates from Tenants to the extent Seller is required to obtain the same by Section 5.4 hereof.



         (xii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.


   (b) Purchaser. At the Closing, Purchaser shall deliver to Seller each of the following items:


      (i)         The Purchase Price in Current Funds.


      (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.



      (iii) The Bill of Sale, duly executed by Purchaser.


      (iv) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.



      (v) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.



      (vi) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.


8.3 Costs of Closing. The escrow fees of the Title Company shall be paid equally be Seller and Purchaser. Documentary stamp taxes, deed taxes, transfer taxes, or other similar taxes, fees or assessments relating to the transfer of the Property to Purchaser by filing the deed shall be borne and paid equally by Seller and Purchaser. All costs relating to the cost of the Title Policy shall be paid equally by Seller and Purchaser, except that the cost and expenses related to obtaining any amendments or endorsements to the same (including, without limitation, an extended coverage endorsement), as well as all costs relating to a mortgagee policy pertaining to any financing obtained by the Purchaser for the purchase of the Property or any amendments or endorsements to the same, shall be borne and paid exclusively by Purchaser. All other expenses shall be allocated between the parties in the customary manner for closings of real property similar to the Property in the geographic area in which the Property is located. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring same.



8.4 Prorations. All normal and customarily proratable items, including, without limitation, rents, operating expense and leasing commissions

   (except as provided in Section 11.1 hereof), other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period before Closing) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All advance and free rents and unapplied Deposits under Tenant Leases, shall be credited to Purchaser at the Closing. Any real estate ad valorem or similar taxes for the Property or any installment of assessments payable in installments which installment is payable in the year of Closing shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, in the event that actual figures for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. In the event the Property has been assessed for property tax purpose at such rates as would result in "roll-back" taxes upon the changes in usage Purchaser hereby assumes and holds Seller harmless from and against any and all claims and liabilities for such taxes. The provisions of this Section 8.4 shall survive the Closing.

   If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors and omissions in computing prorations as the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing date and the proper party reimbursed, which obligation shall survive the Closing for a period of ninety (90) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the aforestated ninety
   (90) day period one of the parties hereto (I) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation. The failure of a party to obtain any previous unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within ninety (90) days after the Closing Date shall be deemed a waiver of its rights to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.



8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property as of the Closing Date.



8.6   Delinquent Rent.



   (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time prior to the Closing Date, and (B) second, to the period of time after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys fees and cost and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provision of this Section 8.6(a) shall survive the Closing.


   (b) Collection of Delinquent Rent. After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant, and the delivery of the Assignments of Leases (as defined in Section 8.2(a)(iii)) shall not constitute waiver by Seller to collect such Delinquent Rent and to take all steps, whether before of after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however , that the reasonable cost and expenses incurred by Purchaser in complying with this Section 8.6(b) shall be promptly paid of reimbursed by Seller. The provisions of this Section 8.6(b) shall survive the Closing.



                               ARTICLE IX

                        CONDEMNATION OR CASUALTY


     9.1      Condemnation.



(a) In the event that all or any significant portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any significant portion of the Property, prior to Closing, either party within ten (10) days after (I) in the case of Seller, Seller becomes aware of such condemnation, taking or deed in lieu, or institution of any such condemnation proceeding, or (ii) in the case of Purchaser, Seller notifies purchaser of the condemnation proceeding, may terminate this Contract in which event the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any rights or obligations pursuant to this Contract except as set forth in Sections 4.2, 5.1 and 11.1 hereof. If neither party terminated this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceedings or deed in lieu thereof or assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.



(b) For the purposes of Section 9.1(a), "significant portion" of the Property means (I) any portion of the buildings included within the Improvements, or (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required. Notwithstanding anything to the contrary contained in
   Section 9.1(a), if neither party has timely elected to terminate in accordance with Section 9.1(a), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the

   Property, the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser. The foregoing provision shall survive the Closing.



(c) In the event that less than a significant portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, neither party shall have the right to terminate this Contract, but Seller shall deliver to Purchaser at Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or deed in lieu thereof, or assign its interest in and to any such proceeds to Purchaser, and there shall be no reduction in the Purchase Price.


9.2      Casualty.


(a) In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, either party may terminate this Contract by written notice thereof to the other party within ten (10) days after (I) in the case of Seller, Seller becomes aware of such casualty, or (ii) in the case of Purchaser, Seller notifies Purchaser of the casualty. If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty and all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this Section 9.2(a).



(b) For the purposes of Section 9.2(a), a "substantial portion" of the Property shall be deemed to include any casualty loss in an amount equal to or greater than Three Hundred Thousand and NO/100 Dollars ($300,000.00) Notwithstanding anything in Section 9.2(a) to the contrary, if neither party has timely elected to terminate in accordance with Section 9.2(a), and if the proceeds payable with respect to the Property as a result of casualty exceed the Purchase Price for the Property, the portion of such
   proceeds in excess of the Purchase Price shall be paid to Purchaser.   The
   foregoing provision shall survive the Closing.


                               ARTICLE X.

                         DEFAULTS AND REMEDIES


10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate this Contract for reasons other than as expressly set forth in Section 4.4, Section 5.2, Section 5.4 or
   Article IX hereof, Seller shall , as its sole and exclusive remedy, terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except as provided in Sections 4.2 and 5.1 and 11.1 and article VI hereof , and Seller shall be entitled to receive or retain the Earnest Money Deposit as liquidated damages ( Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, in the event of any other default by Purchaser under this Contract, including, without limitation, breach of any covenant, representation or indemnity, which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.



10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligations to close, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event Purchaser shall receive back the Earnest Money Deposit made by Purchaser and neither party shall have any further rights, duties or obligations hereunder except as provided in Sections 4.2, 5.1 and 11.1 and
   Article VI hereof, or, (b) sue for specific performance of this Contract.



10.3 Attorneys Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys fees.

                              ARTICLE XI.


                         BROKERAGE COMMISSIONS



11.1 Brokerage Commission. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys fees) arising out of or paid or incurred by Purchaser by reason of any claim to any broker s, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify Seller and hold Seller harmless from any loss , liability, damage, cost or expense (including, without limitation, reasonable attorneys fees) arising out of or paid or incurred by Seller by reason of any claim to any broker s, finder s, or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing.



   A Sales Commission in the amount of 6% of the purchase price shall be paid to CB Commercial Real Estate Group, Inc. by Seller.



   Seller and Purchaser each warrant that they have dealt with no other real estate brokers in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents the Seller.

Purchaser hereby acknowledges that at the time of the execution of this Contract, Purchaser is advised by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser's own selection, or that Purchaser should be furnished with or obtained an owner policy of title insurance.


In addition, Seller and Purchase agree to prorate the following leasing commissions at Closing as follows:

      (1) Heating and Cooling renewal: Purchaser shall pay leasing commission of $13,392.


      (2) Charlie Case renewal: Purchaser shall pay leasing commission not to exceed $7,938.

                              ARTICLE XII


             OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

     Between the Effective Date and the Closing Date, Seller shall continue to operate and maintain the Property in such condition so that the Property shall be in the same condition on the Close of Escrow as on the date hereof ordinary wear and tear excepted and subject to the provisions of Article IX hereof. Seller shall have the right to modify, extend, renew, cancel or permit the expiration of any Tenant Lease or enter into any new Tenant Lease of all or any portion of the Property without Purchaser's consent; provided, however, that after the expiration of the Inspection Period ( and provided this Agreement has not been terminated in accordance with the terms hereof), Seller shall not modify, extend or renew (unless such extension or renewal is done pursuant to the terms of the existing Tenant Lease) any Tenant Lease or enter into any proposed Tenant Lease of all or any portion of the Property without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. In the event that Purchaser refuses to grant its consent to any modification, extension or renewal of any existing Tenant Lease, or to any proposed Tenant Lease of all or any portion of the Property within five (5) days after receiving a request for such consent from Seller, then Seller shall have the right and option, exercisable in Seller s sole discretion, to elect by notice to Purchaser to terminate this Contract.
If Seller so elects to terminate this Contract, this Contract shall be terminated, Purchaser shall be entitled to receive a refund of the Earnest Money Deposit, and neither party shall have any further rights, obligations, or liabilities hereunder except that the obligations of the parties under Sections 4.2 and 5.1, 11.1 and Article VI hereof shall survive the termination of the Contract.

      If, as permitted above, Seller enters into any new Tenant Leases, or if there is any renewal or extension of any existing Tenant Leases, whether or not such Tenant Leases provide for their extension or renewal, or any expansion or modification of any Tenant Leases (each a "New Lease"), Seller shall keep accurate records of all brokerage commissions and fees relating to such leasing transaction. At the Closing, all such brokerage commissions and fees shall be prorated between Purchaser and Seller based upon the parties respective periods of ownership or proposed ownership of the Property over the term of such New Lease. The provisions of this Section 12 shall survive the Closing.


                             ARTICLE XIII.


                             MISCELLANEOUS


13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by depositing same in the

   United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to such party via a hand delivery service, Federal Express or any other courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof or by FAX or telecopy with verification of receipt Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:


If to Seller:
                             Angeles Opportunity Properties, Ltd.
                             Insignia Financial Group, Inc.
                             One Insignia Financial Plaza
                             Greenville, South Carolina  29602



   Attention:           Bruce Stillwagon
                        Phone:   803-239-1078
                        FAX:      803-239-1066


with copy to                  Liechty, McGinnis & Kolitz

                        12750 Merit Drive, Suite 1150
                        Dallas, Texas 75251
                        Attn:  Lorne Liechty
                        Phone: (214) 233-2898
                        Fax:    (214) 233-3088

If  to Purchaser:

                        Roberts Ranch Venture L.P.
                        4230 Arguello Street
                        San Diego, CA 92103

                        ATTENTION:  Julie Dillon Roberts

                        Phone:  619-296-2111
                        FAX:    619-296-4201

      With copy to:           Page, Polin, Busch and Boatwright
                        350 W. Ash Street, Suite 900
                        San Diego, CA 92101

                        ATTENTION:  David Boatwright

                        PHONE:  619-685-5402
                        FAX:       619-231-1877

13.2 GOVERNING LAW. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEVADA AND THE LAWS OF SUCH
STATE SHALL GOVERN THE VALIDITY CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.



13.3 Entirety and Amendments.   This Contract embodies the entire agreement
   between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.



13.5 Assignment. This contract may be assigned in whole or in part by Purchaser, with the consent of Seller, which consent may not be unreasonably withheld.



13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.



13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Grant, Bargain and Sale Deed by Seller to Purchaser.



13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular numbers shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.



13.9 Exhibits. All references to "Exhibit" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.



13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.



13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes , and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.


13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of delivering the grant, bargain and sale deed transferring title to the Property to the Purchaser will be on the Seller and, thereafter, will be on the Purchaser.



13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.



13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

13.16 IRC Section 1031 Exchange Contingency. Purchaser is purchasing the Property as the "second leg" of an Internal Revenue Code Section 1031 Exchange. The anticipated first leg of the exchange is a sale by Purchaser of undeveloped real property in San Diego County, State of California adjacent to Interstate 8 to the U.S. Department of Agriculture-Forest Service. An express condition precedent to Purchaser's obligations pursuant to this Contract to purchase the Property shall be the close of the transaction pursuant to which the U.S. Forest Service is purchasing Purchaser's above described property in San Diego County, California. Seller agrees to cooperate with Purchaser in effecting an IRC Section 1031 exchange and agrees to execute such additional documents as may be reasonably necessary in connection with the exchange, including, but not limited to, a consent to a qualified intermediary/accommodator being assigned Purchaser's position under this Contract in order to effect the exchange, provided, that in no event shall Seller be obligated to incur any liabilities, indebtedness or obligations, or acquire any real property, in order to facilitate such exchange. In the event of a delay in the receipt of funds by Purchaser from the Forest Service, the close of escrow shall be extended until on or before May 17, 1995.

13.17 Seller is aware that Julie Dillon Roberts is a California licensed real estate broker but is acting as a principal in this transaction.



                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

SELLER:
     Angeles Opportunity Properties Ltd.,
a California limited partnership


____________________________________________

By:Angeles Realty Corporation II, ________________

____________________________________________

____________________________________________

By:_________________________________________

____________________________________________

____________________________________________


PURCHASER:


Roberts Ranch Venture, L.P., a California limited partnership


Dillon Development, Inc., General Partner


By:_________________________________________

   Julie Dillon Roberts


Its:_________________________________________
      President
Dated:______________________________________


                     [SIGNATURE PAGE TO CONTRACT OF SALE]


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